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                                                                      EXHIBIT 5

                                                                   May 30, 1996

The Board of Trustees
Security Capital Industrial Trust
14100 East 35th Place
Aurora, Colorado 80011

Gentlemen:

  We have acted as counsel to Security Capital Industrial Trust, a Maryland real estate investment trust (the "Company"), in connection with the proposed offering by the Company of up to an aggregate of 4,520,531 common shares of beneficial interest, $0.01 par value per share (the "Shares"), of the Company as described in the Registration Statement filed on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (together with all amendments thereto, the "Registration Statement"). Capitalized terms used herein, unless otherwise defined, shall have the meaning set forth in the Registration Statement.

  As counsel to the Company, we have examined originals or copies certified to our satisfaction of the Company's Amended and Restated Declaration of Trust, as amended, and Bylaws, resolutions of the Board of Trustees, and such other Company records, instruments, certificates and documents as we considered necessary to enable us to express this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

  Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that, the Shares, when issued and when sold in the manner described in the Registration Statement, will be validly issued, fully paid and, except as described in the Registration Statement under "Description of Shares of Beneficial Interest-- Shareholder Liability," non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                                          Very truly yours,

                                          Mayer, Brown & Platt

                                                  /s/ Edward J. Schneidman
                                          By: _________________________________
                                                    Edward J. Schneidman